Perspective Therapeutics Presents Updated Interim Data of [212Pb]VMT-α-NET in Its Ongoing Phase 1/2a Clinical Trial at the 2026 AACR Annual Meeting

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Updated interim results with an additional ~12 weeks of follow-up since prior update at ASCO-GI in January 2026 and ~25 weeks since ESMO in October 2025
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Safety update presented on all 64 patients who received at least one treatment and updated efficacy analysis presented on the two patients in Cohort 1 and 23 patients in Cohort 2
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Objective response in 43% (10 out of 23) of patients in first half of Cohort 2, including an additional new response and confirmation of the initial response reported at ASCO-GI 2026
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Nine patients experienced deepening of response since the ESMO presentation
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[212Pb]VMT-α-NET continues to be well-tolerated
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Initial efficacy data from additional 23 patients in Cohort 2 and first eight patients in Cohort 3 expected later this year
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On track to submit a robust clinical evidence package for presentation to more medical conferences and for regulatory engagement in 2026
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Additional cohorts and subgroup analysis ongoing to optimize potential registration study design and add optionality

SEATTLE, April 20, 2026 (GLOBE NEWSWIRE) – Perspective Therapeutics, Inc. (“Perspective” or the “Company) (NYSE AMERICAN: CATX), a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body, today announced updated interim results from its ongoing Phase 1/2a clinical trial of [212Pb]VMT-α-NET in patients with unresectable or metastatic somatostatin receptor type 2 (SSTR2) expressing neuroendocrine tumors (NETs) as part of a poster presentation at the American Association for Cancer Research (AACR) Annual Meeting 2026. [212Pb]VMT-α-NET is potentially the first-in-class 212Pb-radiopharmaceutical therapy targeting SSTR2.

Interim results with a data cut-off date of March 4, 2026 formed the basis of the AACR update. The presentation includes safety data from 64 patients across three dose cohorts who have received at least one treatment of [212Pb]VMT-α-NET, and efficacy analysis from two patients in Cohort 1 (2.5 mCi) and 23 patients in Cohort 2 (5.0 mCi). Efficacy analysis with earlier data cut-off dates for the same patients were previously presented at the 2026 ASCO Gastrointestinal Cancers Symposium in January 2026 (ASCO-GI 2026) and the European Society for Medical Oncology Congress 2025 (ESMO 2025) in October 2025.

“Updated analyses continue to support the compelling overall clinical profile of [212Pb]VMT-α-NET as a treatment for GEP-NETs at the Cohort 2 dose level of 5 mCi per dose or up to 20 mCi cumulatively,” said Markus Puhlmann, Chief Medical Officer of Perspective. “We are particularly encouraged by continued learning on the time to onset of best response, durability of response, as well as emerging long-term safety of [212Pb]VMT-α-NET. Meanwhile, we are enhancing our robust clinical package and adding optionality with additional dose cohorts, as well as looking beyond GEP-NETs.”

As of the data cut-off date of March 4, 2026:

Safety findings based on 64 patients who received at least one treatment:

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The 64 patients in this safety analysis comprised two patients in Cohort 1 (2.5 mCi), 46 patients in Cohort 2 (5.0 mCi), and 16 patients in Cohort 3 (6.0 mCi).
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There were no reports of dose limiting toxicities (DLTs), treatment-related discontinuations, serious renal complications, dysphagia, or clinically significant treatment-related myelosuppression.
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Grade 3 or higher treatment-emergent adverse events were reported in 23 patients (36%). One of these patients, who was enrolled in Cohort 3, experienced a transient lymphocyte count decrease on the cusp of Grades 3 and 4. This event was subsequently determined by the site to be a Grade 3 event. This event was transient and resolved without medical intervention. The patient completed the full course of [212Pb]VMT-α-NET treatment of four treatments without interruption and remains on study. No further Grade 4 events have occurred in this patient or in other patients in the study. There were no Grade 5 events.
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No additional patients experienced serious adverse events (SAEs) since the most recent data update at ASCO-GI 2026, with none of the five SAEs deemed related to the study medication.

Anti-tumor activity based on both patients in Cohort 1 and 23 patients in Cohort 2:

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Updated efficacy analysis in the same 25 patients from ASCO-GI 2026 and ESMO 2025 was presented with an additional ~12 weeks and ~25 weeks of follow-up, respectively.
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18 of the 25 patients (72%) were without progression and remained alive, including both patients in Cohort 1.
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Ten (43%) patients in Cohort 2 were observed to have response according to investigator-assessed RECIST v1.1. Nine of those responses were previously reported at ASCO-GI 2026, including one initial response reported at ASCO-GI 2026 that has since been confirmed. Since then, one more patient experienced an initial response in their most recent tumor assessment. As the patient remains on study, the patient is expected to receive a subsequent tumor assessment.
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Eight (50%) of the 16 patients in Cohort 2 whose tumors all express SSTR2 were observed to have response according to investigator-assessed RECIST v1.1.
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Nine patients were observed to have deepening of best response since initial tumor assessments on these patients were reported at ESMO in October 2025.

About [212Pb]VMT-α-NET

Perspective designed [212Pb]VMT-α-NET to target and deliver 212Pb to tumor sites expressing somatostatin receptor type 2 (SSTR2). The Company is conducting a multi-center, open-label, dose-escalation, dose-expansion study (clinicaltrials.gov identifier NCT05636618) of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-positive neuroendocrine tumors who have not received prior radiopharmaceutical therapies (RPT).

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's neuroendocrine tumor (VMT-α-NET), melanoma (VMT01), and solid tumor (PSV359) programs are in Phase 1/2a imaging and therapy trials in the U.S. The Company is growing its regional network of drug product candidate finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready product candidates for clinical trials and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

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Media and Investor Relations Contact:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com